Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-3 of our report dated March 30, 2010 with respect to the audited consolidated financial statements of China Electric Motor, Inc. and Subsidiaries, and the related condensed Parent Only financial statements for the year ended December 31, 2009.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

December 3, 2010